Exhibit 10.13


                          TELLABS, INC.

                         STOCK BONUS PLAN

            FOR EMPLOYEES OF STEINBRECHER CORPORATION





                         I.  INTRODUCTION



1.1   Purposes.  The purposes of the Tellabs, Inc. Stock Bonus

Plan for Employees of Steinbrecher Corporation (the "Plan") are

(i) to align the interests of the stockholders of Tellabs, Inc.

(the "Company") and its subsidiaries from time to time

(individually a "Subsidiary" and collectively the Subsidiaries")

and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by retaining key employees of Steinbrecher Corporation, a Delaware corporation in the process of becoming a Subsidiary, and (iii) to satisfy the Company's obligations under Section 8.2 of the

Agreement of Merger dated as of March 11, 1996, among Tellabs,

Inc., Tiger Merger Co. and Steinbrecher Corporation.  For

purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.














1.2  Certain Definitions.



     "Board" shall mean the Board of Directors of the Company.



     "Bonus Stock" shall mean shares of Common Stock awarded

under this Plan.



     "Bonus Stock Award" shall mean an award to an eligible

employee of a right to receive Bonus Stock under Article II of this Plan.



     "Cause" shall mean any act of deliberate dishonesty with

respect to the Company or any Subsidiary, conviction of a felony,

significant activities harmful to the reputation of the Company or a Subsidiary, refusal to perform or substantial disregard of duties properly assigned or significant violation of any

statutory or common law duty of loyalty to the Company or a

Subsidiary.



     "Closing Date" means the date on which Steinbrecher

Corporation becomes a Subsidiary.



     "Committee" shall mean the Compensation Committee of the

Board of Directors of the Company.



     "Common Stock" shall mean the common stock, $.01 par value,

of the Company.








     "Company" has the meaning specified in Section 1.1.



     "Constructive Discharge" shall mean the voluntary

resignation of a holder of a Bonus Stock Award from employment with the Company either (i) as a result of a decision by such holder not to accept a decrease in the rate of his annual salary,

or (ii) as a result of a substantial and unreasonable change in such holder's responsibilities or working conditions.



     "Disability" shall mean the inability of the holder of a

Bonus Stock Award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined by the Committee in its sole discretion.



     "Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the National Association of Securities Dealers Automated

Quotation National Market System ("NASDAQNMS") on the date as of which such value is being determined, or, if the Common Stock is not listed on the NASDAQNMS, the average of the high and low transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided,

however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the







Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.



1.3  Administration.  This Plan shall be administered by the

Committee.  The Committee shall, subject to the terms of this

Plan, interpret this Plan and the application thereof and

establish rules and regulations it deems necessary or desirable for the administration of this Plan.  All such interpretations,

rules and regulations shall be conclusive and binding on all parties.



     The Committee may delegate some or all of its power and

authority hereunder to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate.



1.4  Eligibility.  Participants in this Plan shall consist of the employees of the Steinbrecher Corporation whose names appear on

Schedule A attached hereto.  No other persons shall be eligible to participate in this Plan.



1.5  Shares Available.  Subject to adjustment as provided in

Section 3.3, 20,212 shares of Common Stock shall be available under this Plan.











                     II.  BONUS STOCK AWARDS



2.1  Bonus Stock Awards.  Effective on the Closing Date, the

Company hereby grants Bonus Stock Awards to the eligible persons whose names are listed on Schedule A hereto.  Such grant shall be evidenced by a notice to such effect sent by the Company to each such person as soon as practicable following effectiveness of this Plan.



2.2  Terms of Bonus Stock Awards.  Bonus Stock Awards shall be subject to the following terms and conditions.



     (a)  Number of Shares and Other Terms.  The number of shares of Common Stock subject to a Bonus Stock Award granted pursuant to this Plan to an employee shall be the number of such shares set forth opposite the name of such employee on Schedule A

hereto.



     (b)  Vesting and Forfeiture.  One-half of the number of

shares of Common Stock subject to a Bonus Stock Award shall vest and be payable on the first anniversary of the Closing Date and the other half of such number shall vest and be payable on the second anniversary of the Closing Date, in each case (subject to

Section 2.3(b)) if the holder of such award remains continuously in the employment of the Company or a Subsidiary until such

anniversary date of the Closing Date.  Such holder shall forfeit the unvested portion of any such shares if such holder does not remain continuously in the employment of the Company as specified above, except as otherwise provided in Section 2.3(b).



     (c)  Share Certificates.  Upon the vesting of a portion of a

Bonus Stock Award pursuant to Sections 2.2(b) or 2.3(b), in each case subject to the Company's right to require payment of any taxes in accordance with Section 3.2, a certificate or

certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to and in the name of the holder of such award.  Notwithstanding the foregoing, in lieu of the delivery of shares representing all or a portion of the vested portion of a Bonus Stock Award, the Committee may, in its sole discretion, deliver to the holder cash in an amount equal to the Fair Market Value on the date such shares become vested of the vested portion of such award less any applicable withholding as required by Section 3.2.




2.3  Termination of Employment.  (a)  Terminations Resulting in

Forfeiture.  If (i) the employment with the Company of the holder of a Bonus Stock Award is terminated by the Company by reason of

Cause, (ii) such employment terminates by reason of the holder's

Disability, or death, or (iii) a holder voluntarily terminates his employment with the Company for any reason other than

Constructive Discharge, the portion of such award which is not then vested pursuant to Section 2.2(b) shall be forfeited by such holder and such portion shall be cancelled by the Company.









     (b)  Other Termination.  If the Company terminates the

employment of the holder of a Bonus Stock Award for any reason other than Cause or Disability, or if a holder of a Bonus Stock

Award voluntarily terminates his employment with the Company as a result of a Constructive Discharge, the portion of such award which is not otherwise vested shall vest without regard to such termination, and be payable within 30 days of such termination,

in accordance with Section 2.2(c).



2.4  Registration.  The Company will use its best commercial efforts to cause the shares of Common Stock subject to Bonus

Stock Awards to be registered on Form S-8 under the Securities

Act of 1933, as amended, on or before the first anniversary of the Closing Date.  No such registration shall be required to the extent the Company determines, based on the advice of counsel,

that such registration is not required for a holder of a Bonus

Stock Award to transfer vested shares of Common Stock issued to such holder hereunder free of the transfer restrictions of the

Securities Act of 1933, as amended.



                          III.  GENERAL



3.1  Amendments.  The Board may amend this Plan as it shall deem advisable, provided, however, that no amendment shall be made if such amendment would increase or decrease the maximum number of shares of Common Stock available under this Plan (subject to







Section 3.3).  No amendment may impair the rights of a holder of an outstanding award whether vested or unvested without the

consent of such holder.



3.2  Tax Withholding.  The Company shall have the right to

require, prior to the issuance or delivery of any shares of

Common Stock or the making of any other payment pursuant to an award made hereunder, payment by the holder of such award of any

Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.  The Committee may allow shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value not in excess of the

minimum amount required to be withheld, and in such event, any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.



3.3  Adjustment.  In the event of any stock split, stock

dividend, recapitalization, reorganization, merger,

consolidation, combination, exchange of shares, liquidation,

spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Bonus Stock Award, and/or the asset issuable or

payable upon the vesting thereof shall be adjusted or modified accordingly, as determined by the Committee.  The decision of the







Committee regarding any such adjustment or modification shall be final, binding and conclusive.  If any such adjustment or

modification would result in a fractional security being subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting of such award,

in whole or in part, occurring after such adjustment or

modification, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by

(ii) the Fair Market Value on the vesting date.



3.4  No Assignment.  It is a condition of this Plan, and the rights of all holders of Bonus Stock Awards shall be subject thereto, that no right or interest of any such holder shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any such holder under this Plan shall be liable for, or subject to, any obligation of any such holder, including claims for alimony or the support of any spouse.



3.5  No Right of Employment.  Neither this Plan nor any award made hereunder shall confer upon any person any right to

continued employment by the Company, any Subsidiary or any

affiliate of the Company or affect in any manner the right of the

Company, any Subsidiary or any affiliate of the Company to









terminate the employment of any person at any time without

liability hereunder.



3.6  Rights as Stockholder.  No person shall have any right as a stockholder of the Company with respect to any shares of Common

Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a

stockholder of record with respect to such shares of Common Stock or equity security.  The Company's obligation to deliver shares of Common Stock pursuant to this Plan shall be unfunded, and the

Company shall not be obligated to set aside any of its assets for the purpose of satisfying its obligations hereunder.  The claims of holders of Bonus Stock Awards shall be solely those of an unsecured creditor of the Company.



3.7  Governing Law.  The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the

Company and the holders of Bonus Stock Awards with respect to this Plan, the Bonus Stock Awards and Bonus Stock issuable under the Plan.  The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all other

matters relating to the Plan.



3.8  Effective Date.  This Plan shall become effective on the

Closing Date.


               SCHEDULE A - Intentionally Omitted